PolarityTE™ Provides Business Updates on Clinical Use of SkinTE™: Regeneration of Full-Thickness Skin

SALT LAKE CITY – Feb. 5, 2018 – PolarityTE, Inc. (NASDAQ: COOL), today announced that initial results from the clinical applications of the commercially launched SkinTE are yielding outcomes that are correlative with the Company’s preclinical research (as highlighted in the Company’s recently filed Annual Report on Form 10-K), which resulted in regenerative healing of full-thickness hair-bearing skin, including all layers (epidermis, dermis, and hypodermis) and glands. The first group of patients treated with SkinTE are currently at an interim stage of healing and regeneration, and as previously announced, the Company expects final results from the initial clinical applications of SkinTE to be available in the first half of 2018, with peer-reviewed publications to follow.

SkinTE has now been used at multiple medical facilities across the country to treat the entire spectrum of wounds, including: chronic wounds, surgical wounds, reconstructive wounds, acute burns, and the replacement of scarred and contracted skin grafts with SkinTE. The initial scale-up of manufacturing operations is nearly complete, facilitating capacity to respond to ongoing demand. The Company also expects to release additional preclinical data from its OsteoTE™ bone regeneration development program in the first quarter of 2018.

“I have used SkinTE to partially resurface extensive burn scars and skin graft contractures in an adolescent patient. Although early in the post-operative period, the product has quickly regenerated skin with minimal marginal wound contracture and areas of regenerated skin are re-pigmenting rapidly,” said Gerhard S. Mundinger, MD, Director of Plastic Surgery at Children’s Hospital in New Orleans, Assistant Clinical Professor of Plastic Surgery, and Assistant Professor of Cell Biology and Anatomy at LSU Health New Orleans. “The parents, who have already been through so much in caring for their child after a terrible accident, are pleased with the results at this point. In our ongoing discussion about optimizing their child’s functional recovery, we plan to use the product again in the near future to resurface more remaining scarred skin and contracted skin grafts. I am continuing to follow the patient’s recovery closely, and do not have any concerns with the product at this time, although, again, it remains early in the recovery period.” Dr. Mundinger continues, “I look forward to the advent of Polarity’s bone regeneration product [OsteoTE] given my main clinical practice and research focus as a craniofacial surgeon.”

Upon review of initial SkinTE results in humans, C. Scott Hultman, MD, MBA, FACS, the Ethel and James Valone Distinguished Chair of Plastic Surgery, Chief Emeritus and Professor, UNC Division of Plastic Surgery, said, “Having reviewed some of the preliminary in-human clinical results, I am impressed with the degree to which the melanocytes have repopulated the wound, restoring pigment where it was once absent. Furthermore, there appears to be dynamic healing: the texture and biomechanics of the grafted areas appear to change over time, during the early phases of wound healing, for the better. I am very excited to see the long-term clinical results, when available. Polarity’s SkinTE may be the first real option we have for truly bioengineered skin replacement.”

Denver Lough MD, PhD CEO and Chairman of PolarityTE, said, “We at PolarityTE are incredibly excited to see how SkinTE, the first product from our core tissue “TE” technology platform, is beginning to impact the lives of patients through the regeneration of their own complete skin. For those who have suffered from wounds, injuries, scars and burns as well as undergone medical reconstruction events, SkinTE is now being applied across adults and children as an entirely new paradigm of real and tangible regenerative medicine. Our mission is steadfast, and we are committed to delivering on our promise to bring incredible regenerative biomaterial technology platforms to patients and providers in a simple and pragmatic manner. With the growing success of our SkinTE product as we begin our national rollout, we look forward to sharing clinical patient images in upcoming events, as well as releasing our OsteoTE™ bone regeneration preclinical data.”

About PolarityTE™

PolarityTE is a commercial-stage biotechnology and regenerative biomaterials company focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. We believe that our PolarityTE platform technology is a new approach to pragmatic and functional tissue regeneration that has the potential to address many of the challenges currently facing the regenerative medicine and cell therapy markets. Recognizing the natural complexity of human tissue, our core “TE” platform begins with a small piece of the patient’s own, or autologous, healthy tissue, rather than artificially manipulated individual cells. From this small piece of healthy autologous tissue, we create an easily deployable, dynamic and self-propagating product designed to enhance and stimulate the patient’s own cells to regenerate the target tissues. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, we manufacture with the patient’s own tissue and use the patient’s own body to support the regenerative process to create the same tissue from which it was derived. We believe that our innovative method promotes and accelerates growth of the patient’s tissues to undergo a form of effective regenerative healing. This revolutionary technology, paired with the Company’s world-renowned clinical advisory board, position PolarityTE™ to drastically change the field and future of translational regenerative medicine. More information can be found online at www.PolarityTE.com.

About SkinTE™

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products.

SkinTE is regulated by the FDA as an HCT/P solely under Section 361 of the Public Health Service Act and 21 CFR 1271. The FDA has specific regulations governing HCT/Ps. HCT/Ps that meet the criteria for regulation solely under Section 361 of the Public Health Service Act and 21 CFR 1271 (361 HCT/Ps) are not subject to pre-market clearance or approval requirements, but are subject to post-market regulatory requirements.

SkinTE is processed and marketed in accordance with the FDA’s requirements for human tissue and current good tissue practices (21 CFR 1271) and is manufactured by American Association of Tissue Banks (AATB)- and Foundation for the Accreditation of Cellular Therapy (FACT)-accredited facilities.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements contained in this release relate to, among other things, the Company’s ongoing compliance with the requirements of The NASDAQ Stock Market and the Company’s ability to maintain the closing bid price requirements of The NASDAQ Stock Market on a post reverse split basis. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “should’“ and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

CONTACT
John Stetson
InvestorRelations@PolarityTE.com
(385) 237-2365

Investors:
Hans Vitzthum
LifeSci Advisors, LLC
(617) 535-7743
Hans@LifeSciAdvisors.com